FIRST RELIANCE BANCSHARES, INC.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents:
Cash and due from banks	$3,020,092	$3,548,974
Interest-bearing deposits with other banks	26,260,939	14,698,851
Total cash and cash equivalents	29,281,031	18,247,825

Time deposits in other banks	101,309	101,207

Securities available-for-sale	12,026,196	12,144,843
Securities held-to-maturity (Estimated fair value of $34,928,742 and $36,951,934 at June 30, 2014 and December 31, 2013, respectively)	34,267,588	36,951,934
Nonmarketable equity securities	1,142,400	1,594,900
Total investment securities	47,436,184	50,691,677

Mortgage loans held for sale	2,640,943	2,248,252

Loans receivable	240,802,650	238,502,131
Less allowance for loan losses	(2,855,973)	(2,894,153)
Loans, net	237,946,677	235,607,978

Premises, furniture and equipment, net	24,109,388	24,333,616
Accrued interest receivable	1,138,284	1,129,881
Other real estate owned	7,269,512	8,932,634
Cash surrender value life insurance	13,113,466	12,945,693
Other assets	988,266	1,169,368
Total assets	$364,025,060	$355,408,131

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$68,652,645	$65,576,524
Interest-bearing transaction accounts	62,345,983	46,046,043
Savings	85,091,762	86,247,410
Time deposits $100,000 and over	37,935,300	39,934,745
Other time deposits	40,840,288	44,610,301
Total deposits	294,865,978	282,415,023
Securities sold under agreement to repurchase	5,583,306	4,876,118
Advances from Federal Home Loan Bank	17,000,000	23,000,000
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable	704,004	587,649
Other liabilities	2,807,475	2,126,597
Total liabilities	331,270,763	323,315,387

Shareholders’ Equity
Preferred stock
Series A cumulative perpetual preferred stock - 15,349 shares issued and outstanding at June 30, 2014 and December 31, 2013	15,179,709	15,145,597
Series B cumulative perpetual preferred stock - 767 shares issued and outstanding at June 30, 2014 and December 31, 2013	767,000	769,894
Common stock, $0.01 par value; 20,000,000 shares authorized, 4,569,895 and 4,568,695 shares issued and outstanding at , June 30, 2014 and December 31, 2013, respectively	45,699	45,687
Capital surplus	30,611,309	30,609,281
Treasury stock, at cost, 35,176 and 29,846 shares at June 30, 2014 and December 31, 2013, respectively	(205,512)	(201,686)
Nonvested restricted stock	(18,361)	(32,138)
Retained deficit	(13,760,436)	(14,447,907)
Accumulated other comprehensive income	134,889	204,016
Total shareholders’ equity	32,754,297	32,092,744
Total liabilities and shareholders’ equity	$364,025,060	$355,408,131

FIRST RELIANCE BANCSHARES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$3,322,961	$3,372,998	$6,596,640	$6,844,202
Investment securities:
Taxable	280,322	314,256	568,303	662,240
Nontaxable	28,529	-	57,100	-
Other interest income	17,854	26,592	29,756	52,935
Total	3,649,666	3,713,846	7,251,799	7,559,377
Interest expense:
Time deposits	165,848	521,825	414,967	1,126,488
Other deposits	32,494	50,277	65,827	123,988
Other interest expense	97,758	118,481	179,238	240,018
Total	296,100	690,583	660,032	1,490,494

Net interest income	3,353,566	3,023,263	6,591,767	6,068,883

Provision for loan losses	45,930	-	45,930	-

Net interest income after provision for loan losses	3,307,636	3,023,263	6,545,837	6,068,883

Noninterest income:
Service charges on deposit accounts	399,654	403,885	783,029	817,200
Gain on sales of mortgage loans	302,332	280,472	503,572	574,041
Income from bank owned life insurance	84,247	86,727	167,772	171,767
Other charges, commissions and fees	276,282	225,739	534,896	467,664
Gain on sale of securities	-	33,917	5,321	33,917
Other non-interest income	73,081	85,777	146,790	169,426
Total	1,135,596	1,116,517	2,141,380	2,234,015

Noninterest expenses:
Salaries and employee benefits	1,841,151	1,976,955	3,653,886	3,905,664
Occupancy expense	385,751	375,060	752,781	733,147
Furniture and equipment expense	392,122	177,327	806,571	472,842
Other operating expenses	1,451,875	1,805,514	2,755,290	3,372,900
Total	4,070,899	4,334,856	7,968,528	8,484,553

Income (loss) before income taxes	372,333	(195,076)	718,689	(181,655)

Income tax	-	-	-	-

Net income (loss)	372,333	(195,076)	718,689	(181,655)

Preferred stock dividends	285,865	249,247	494,985	498,495
Deemed dividends on preferred stock resulting from net accretion of discount and amortization of premium	-	44,388	31,218	88,288
Net loss available to common shareholders	$86,468	$(488,711)	$192,486	$(768,438)

Average common shares outstanding, basic	4,569,895	4,095,271	4,569,510	4,095,069
Average common shares outstanding, diluted	4,630,783	4,095,271	4,640,145	4,095,069

Income (loss) per common share:
Basic	$0.02	$(0.12)	$0.04	$(0.19)
Diluted	0.02	(0.12)	0.04	(0.19)